Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-31297, 333-23095, 333-06081, 33-62543, 33-80594, 33-53432,
33-45469,  33-41945,  33-25230,  33-19851, 33-16625, and 33-48867) pertaining to the Komag, Incorporated Deferred Compensation Plan, the Komag, Incorporated Restated 1987 Stock Option Plan, the Komag Material Technology, Inc. 1995 Stock Option Plan, the Komag, Incorporated Employee Stock Purchase Plan, the Komag, Incorporated Restated 1987 Stock Option Plan, the Dastek International Stock Option Plan, the Dastek, Inc. 1992 Stock Option Plan, and the 1997 Supplemental Stock Option Plan of our report dated January 22, 1999, with respect to the consolidated financial statements and schedule of Komag, Incorporated included in this Annual Report (Form 10-K) for the year ended January 3, 1999.




                                                               ERNST & YOUNG LLP


San Jose, California
April 1, 1999